Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

InMed Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title		Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid						N/A	N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, without par value, issuable upon exercise of IPO warrants		457(g)	1,780,000		$9,095,800	$92.70 per million	$843.18				$0
	Equity	Common Shares, without par value, issuable upon exercise of February 2021 warrants		415(a)(6)	323,400		$1,568,490	$92.70 per million	$145.40	S-1	333-253925	March 15, 2021	$145.40
	Equity	Common Shares, without par value, issuable upon exercise of July 2021 warrants		415(a)(6)	4,036,327		$11,495,459.3	$92.70 per million	$1,065.63	S-1	333-257858	July 22, 2021	$1,065.63

	Total Offering Amounts						$22,159,749.3		$2,054.21(3)
	Total Fees Previously Paid								$1,211.03
	Total Fee Offsets								$0
	Net Fee Due								$843.18

(1)	This Registration Statement relates to the registration of 6,139,727 of common shares (without par value) of InMed Pharmaceuticals Inc. (“Common Shares”), issuable upon the exercise of the following previously issued share purchase warrants that remain outstanding: 1,780,000 public warrants issued in November 2020 in connection with the company’s initial public offering (“IPO”), the underlying Common Shares of which were previously registered on a Registration Statement on Form S-1 (File No: 333-239319) with an initial effective date of November 12, 2020; 323,400 common share purchase warrants issued in February 2021 in connection with a private placement, the resale of the underlying Common Shares of which were previously registered on a Registration Statement on Form S-1 (File No: 333-253925) with an initial effective date of March 15, 2021; and 4,036,327 Series A warrants issued in July 2021 in connection with a private placement, the resale of the underlying Common Shares of which were previously registered on a Registration Statement on Form S-1 (File No: 333-257858) with an initial effective date of July 22, 2021.

(2)	Estimated based on the amount of securities being carried forward and the amount of the maximum aggregate offering price, as specified in the fee tables of the earlier registration statements, associated with those securities, including the Registration Statement on Form S-1 (File No: 333-239319), the Registration Statement on Form S-1 (File No: 333-253925) and the Registration Statement on Form S-1 (File No: 333-257858).

(3)	The amount of registration fee is calculated in reliance on Rule 457(o) of the Securities Act based upon the amount of securities carried forward expressed in terms of the maximum aggregate offering price.